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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-67258 of Health Net, Inc. on Form S-4 of our reports dated February 20, 2001, appearing and incorporated by reference in the Annual Report on Form 10-K of Health Net, Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California

August 27, 2001

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Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT